Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the Annual Report on Form 10-K of Bioventus, Inc. (the Company) for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of Kenneth M. Reali, Chief Executive Officer and Director of the Company and Gregory O. Anglum, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, that, to such officer's knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Bioventus Inc.

By:	/s/	Kenneth M. Reali
	Name:	Kenneth M. Reali
	Title:	Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/	Gregory O. Anglum
	Name:	Gregory O. Anglum
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: March 26, 2021